Exhibit 99.5

Ernest Health, Inc. and Subsidiaries

Condensed Consolidated Financial Statements (Unaudited)

Nine Months Ended September 30, 2011 and 2010

Ernest Health, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	September 30 2011	December 31 2010
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$12,150,988	$17,567,797
Accounts receivable, net of allowance for bad debts of $1,287,000 in 2011 and $1,819,000 in 2010	30,039,781	30,677,579
Inventories	1,371,463	1,367,411
Prepaid expenses	1,586,611	1,120,181
Short-term investments	150,000	150,000
Other current assets	27,745	108,397

Total current assets	45,326,588	50,991,365

Property and equipment:
Land	18,926,524	18,926,524
Buildings, land improvements, and leasehold improvements	132,406,214	120,359,056
Equipment	44,046,564	42,737,224
Furniture and fixtures	5,765,907	5,037,457
Computer equipment, hardware, and software	17,781,066	17,005,759
Construction in progress	927,095	4,206,795

	219,853,370	208,272,815
Accumulated depreciation	(63,824,580)	(55,150,713)

Total property and equipment, net	156,028,790	153,122,102

Other assets:
Deferred financing fees, net	3,974,910	2,870,510
Other noncurrent assets	1,343,975	322,466

Total other assets	5,318,885	3,192,976

	$206,674,263	$207,306,443

	September 30 2011	December 31 2010
	(Unaudited)
Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$5,162,805	$6,804,175
Estimated third-party settlements	5,028,044	5,762,543
Accrued compensation	10,287,563	9,710,102
Current portion of long-term debt	4,200,000	7,709,798
Other current liabilities	5,239,945	6,750,674

Total current liabilities	29,918,357	36,737,292

Long-term debt, net of current portion	166,308,779	162,749,049
Preferred shares subject to mandatory redemption, including accrued interest	—	120,835,995
Other noncurrent liabilities	1,233,278	84,352

Total liabilities	197,460,414	320,406,688

Redeemable Series A preferred stock, $0.01 par value; 3,600,000 shares authorized and outstanding (liquidation value $58,700,000)	48,204,000	—
Redeemable Series B preferred stock, $0.01 par value; 5,900,000 shares authorized; 5,772,913 shares issued and outstanding (liquidation value $78,500,000)	64,483,446	—
Redeemable Series C preferred stock, $0.01 par value; 1,500,000 shares authorized and 500,000 shares outstanding (liquidation value $5,970,000)	5,854,442	—

Stockholders’ deficit:
Controlling interest:
Common stock, $0.01 par value; 26,380,346 shares authorized; 24,963,841 and 24,773,841 issued and 24,439,096 and 24,249,096 outstanding in 2011 and 2010, respectively	249,639	247,739
Additional paid-in capital	41,230,112	38,511,552
Notes receivable attributable to common stock grants	(503,637)	(503,637)
Treasury stock, 524,745 shares in 2011 and 2010, at cost	(262,373)	(262,373)
Accumulated deficit	(151,324,884)	(152,461,891)

Total controlling interest	(110,611,143)	(114,468,610)
Noncontrolling interest	1,283,104	1,368,365

Total stockholders’ deficit	(109,328,039)	(113,100,245)

Total liabilities and stockholders’ deficit	$206,674,263	$207,306,443

See accompanying notes.

Ernest Health, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations (Unaudited)

	Nine Months Ended September 30
	2011	2010

Net patient service revenue	$164,370,500	$159,678,984
Other operating income	1,303,960	610,812

Total operating income	165,674,460	160,289,796

Operating expenses:
Salaries and benefits	95,228,002	92,530,827
Depreciation and amortization	9,499,574	9,757,509
Supplies	13,593,133	14,186,140
Contract labor and services	11,454,440	10,786,705
Utilities	2,906,605	2,588,386
Insurance	2,361,477	1,553,554
Travel and transportation	1,802,145	1,881,424
Professional fees	1,272,366	2,396,689
Taxes (gross receipts, property, and other)	2,992,217	2,759,288
Bad debt expense (recovery)	255,807	(589,559)
Other fees, primarily management and medical director fees	3,571,869	3,975,266
Other patient-related expenses	1,541,081	1,672,346
Recruiting and relocation	1,098,050	697,452
Minor equipment	169,956	165,095
Other	3,125,108	3,238,343

Total operating expenses	150,871,830	147,599,465

Income from operations	14,802,630	12,690,331

Nonoperating (income) and expense:
Interest income	(88,548)	(230,959)
Interest expense – redeemable preferred shares	51,600	5,018,373
Interest expense – other	10,432,481	11,172,725
Gain on disposal of assets	—	(400)
Loss on extinguishment of long-term debt	3,325,666	—

Total nonoperating expense	13,721,199	15,959,739

Net income (loss) before income tax expense (benefit)	1,081,431	(3,269,408)
Income tax expense (benefit)	29,686	(21,810)

Net income (loss) before noncontrolling interest	1,051,745	(3,247,598)
Net loss (income) attributable to noncontrolling interest	85,262	(185,835)

Net income (loss) attributable to controlling interest	$1,137,007	$(3,433,433)

See accompanying notes.

Ernest Health, Inc. and Subsidiaries

Condensed Consolidated Statement of Changes in Stockholders’ Deficit (Unaudited)

Nine Months Ended September 30, 2011

	Common Stock		Additional Paid-In	Notes Receivable Attributable to Common Stock	Treasury	Accumulated
	Shares	Par Value	Capital	Grants	Stock	Deficit	Total
Balance, January 1, 2011	24,773,841	$247,739	$38,511,552	$(503,637)	$(262,373)	$(152,461,891)	$(114,468,610)
Issuance of common stock	190,000	1,900	93,100	—	—	—	95,000
Preferred shares accretion	—	—	(2,567,114)	—	—	—	(2,567,114)
Fair value adjustment on preferred shares	—	—	5,143,833	—	—	—	5,143,833
Stock-based compensation	—	—	48,741	—	—	—	48,741
Net income attributable to controlling interest	—	—	—	—	—	1,137,007	1,137,007

Balance, September 30, 2011	24,963,841	$249,639	$41,230,112	$(503,637)	$(262,373)	$(151,324,884)	$(110,611,143)

See accompanying notes.

Ernest Health, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30
	2011	2010
Operating activities
Net income (loss) attributable to controlling interest	$1,137,007	$(3,433,433)
Adjustments to reconcile net income (loss) attributable to controlling interest to net cash provided by operating activities:
Depreciation and amortization	9,499,574	9,757,509
Bad debt expense (recovery)	255,807	(589,559)
Loss on extinguishment of long-term debt	3,325,666	—
Stock-based compensation expense	48,741	30,337
Interest on redeemable preferred shares	51,600	5,018,373
Amortization of long-term debt discount	168,779	—
Fair value adjustment on interest rate cap	225,000	—
Noncontrolling interest in consolidated subsidiary earnings	(85,262)	185,835
Changes in assets and liabilities:
Accounts receivable	381,991	4,492,299
Estimated third-party settlements	(734,499)	4,991,137
Inventories	(4,052)	(12,715)
Prepaid expenses	(466,430)	(84,747)
Other assets	(940,857)	278,263
Accounts payable	(1,641,370)	1,467,675
Accrued compensation	577,461	(2,327,396)
Other liabilities	(586,802)	(245,297)

Net cash provided by operating activities	11,212,354	19,528,281

Investing activities
Purchase of property and equipment	(11,350,045)	(8,929,003)

Net cash used in investing activities	(11,350,045)	(8,929,003)

Financing activities
Payment on long-term debt	(172,775,479)	(14,378,305)
Financing fees incurred	(4,288,639)	(913,858)
Proceeds from issuance of long-term debt	171,690,000	—
Issuance of redeemable preferred shares	—	5,000,000
Proceeds from issuance of common stock	95,000	9,375

Net cash used in financing activities	(5,279,118)	(10,282,788)

Net change in cash and cash equivalents	(5,416,809)	316,490
Cash and cash equivalents at beginning of period	17,567,797	21,464,707

Cash and cash equivalents at end of period	$12,150,988	$21,781,197

Interest paid	$11,590,006	$10,018,907
Income taxes paid	$53,000	$—

Schedule of noncash financing and investing activities
Interest forfeiture on preferred shares	$—	$4,957,194
Interest on preferred shares capitalized to property and equipment	231,012	66,217
Accretion of preferred shares to redemption value	(2,567,114)	(1,046,593)
Fair value adjustment on preferred shares	5,143,833	24,506,064

See accompanying notes.

Ernest Health, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 30, 2011

1. Organization and Description of Business

Ernest Health, Inc. (the Company) was incorporated in the state of Delaware on November 19, 2003. The corporate headquarters are located in Albuquerque, New Mexico. The Company develops and operates post-acute health care facilities dedicated to the recovery of individuals who have functional deficits as a result of injury or illness. The Company operates through various subsidiaries, including eight freestanding inpatient rehabilitation facilities (IRF) in New Mexico, Texas, Arizona, South Carolina, Wyoming, and Colorado (one of which is a multi-campus facility in Texas). The Company also operates eight freestanding long-term acute care (LTAC) hospitals in Idaho, Texas, Montana, and Utah, including two multi-campus facilities in New Mexico and Colorado. The Company’s IRF located in Wyoming is 25% owned by an unrelated hospital. The Company has consolidated this joint venture.

2. Significant Accounting Policies

Basis of Presentation

The accompanying condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (GAAP) for interim financial reporting and applied on a basis substantially consistent with the December 31, 2010, audited consolidated financial statements of the Company. These financial statements do not include all of the information and notes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30, 2011, are not necessarily indicative of the results to be expected for the year ending December 31, 2011. For more information, refer to the audited consolidated financial statements and notes thereto as of and for the year ended December 31, 2010.

The condensed consolidated balance sheet at December 31, 2010, was derived from the audited consolidated financial statements at that date but does not include all of the information and footnotes required by GAAP for complete financial statements.

Subsequent events have been evaluated through January 18, 2012, the date of the issuance of the accompanying condensed consolidated financial statements. There were no recognized subsequent events requiring recognition in the accompanying condensed consolidated financial statements, and there were no nonrecognized subsequent events that were required to be disclosed.

Ernest Health, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited) (continued)

2. Significant Accounting Policies (continued)

Principles of Consolidation

The condensed consolidated financial statements include the accounts of the Company, its wholly owned subsidiaries, and its controlled joint venture. All significant intercompany balances and transactions have been eliminated in consolidation.

Management’s Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and the reported amount of revenues and expenses. Significant estimates include third-party settlements, allowances for contractual adjustments and doubtful accounts, and other loss contingency accruals. Actual results could differ from these estimates.

Fair Value of Financial Instruments

The carrying value of the Company’s financial instruments classified as current assets and current liabilities approximates fair value. The fair values of other financial instruments are disclosed in their respective notes.

Accounts Receivable

Accounts receivable consist primarily of amounts due from the Medicare program and various state Medicaid programs, managed care health plans, commercial insurance companies, and individual patients. Net accounts receivable have been adjusted to the estimated amounts to be received. These estimates are subject to further adjustments upon review by third-party payors. An estimated allowance for doubtful accounts and bad debt expense is recorded to the extent it is probable a portion or all of a particular account will not be collected. In evaluating the collectibility of accounts receivable, the Company considers a number of factors, including historical collection experience, the age of the accounts, changes in collection patterns, the composition of patient accounts by payor type, the status of ongoing disputes with third-party payors, and general economic conditions.

Ernest Health, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited) (continued)

2. Significant Accounting Policies (continued)

The composition of accounts receivable by payor is as follows:

	Medicare	Medicaid	Commercial and Other
September 30, 2011	51%	8%	41%
December 31, 2010	51%	12%	37%

Receivables from government agencies are significant to the Company’s operations. Management does not believe there are any significant concentrations from any particular payor that would subject the Company to significant credit risks in the collection of its accounts receivable.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentration of credit risk consist principally of cash deposited with financial institutions in excess of amounts insured by the Federal Deposit Insurance Corporation ($250,000) and by the Security Investor Protection Corporation ($500,000). The Company believes it mitigates credit risk by depositing cash with major financial institutions. At September 30, 2011, the Company’s uninsured balance was approximately $10 million. Management monitors the financial condition of these financial institutions and does not believe any significant credit risk exists at this time.

Income Taxes

The Company provides for income taxes using the asset and liability method. The Company recognizes the amount of income taxes payable or refundable for the year, as well as deferred tax assets and liabilities. Deferred income tax assets and liabilities arise from temporary differences associated with differences between the financial statements and tax bases of assets and liabilities, as measured by the enacted tax rates that are expected to be in effect when these differences reverse. Deferred tax assets and liabilities are classified as current or noncurrent, depending on the classification of the assets or liabilities to which they relate. Deferred tax assets and liabilities not related to an asset or liability are classified as current or noncurrent, depending on the periods in which the temporary differences are expected to reverse. Valuation allowances are recorded to reduce the amount of deferred tax assets when, based upon available objective

Ernest Health, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited) (continued)

2. Significant Accounting Policies (continued)

evidence such as historical taxable income, the expected reversal of temporary differences, and projections of future taxable income, management cannot conclude that it is “more likely than not” that some or all of the deferred tax assets will be realized.

Net Patient Service Revenue

Net patient service revenue is recorded during the period the health care services are provided, based upon the estimated amounts due from the patients and third-party payors. The Company has agreements with third-party payors that provide for payments to each of its hospitals. These payment agreements may be based upon prospective rates, reimbursable costs, established charges, discounted charges, or per diem payments. Net patient service revenue is reported at the estimated net realizable amounts from Medicare, Medicaid, other third-party payors, and individual patients for services rendered. Retroactive adjustments, which may result from future examinations by third-party payors, are accrued on an estimated basis in the period the related services are rendered and adjusted as necessary in future periods based upon final settlements. The composition of net patient service revenue by significant payor for the nine months ended September 30 is as follows:

	Nine Months Ended September 30
	2011	2010
Medicare	71%	70%
Medicaid	4%	5%
Commercial and other	25%	25%

Most services rendered to Medicare and Medicaid beneficiaries are reimbursed at prospectively determined rates per discharge. These rates vary according to a patient classification system that is based on clinical and diagnostic factors. Certain services of the Medicare program and certain state Medicaid programs are paid on a cost reimbursement methodology. The Company is reimbursed for cost reimbursement items at a tentative rate, with final settlement determined after submission of annual cost reports and audits are performed by the intermediary. The Company has recorded the estimated amounts owed under these cost-reimbursed programs as estimated third-party settlements. Laws and regulations governing the Medicare and Medicaid programs are extremely complex and subject to interpretation. As a result, there is at least a

Ernest Health, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited) (continued)

2. Significant Accounting Policies (continued)

reasonable possibility that recorded third-party payor settlement estimates may change by a material amount as cost report adjustments become known or cost report years are no longer subject to audit.

Stock-Based Compensation

The Company recognizes compensation expense for share-based payment transactions with employees, such as grants of stock options and restricted stock, based on the estimated fair value at the grant date over the shares’ vesting periods. The Company uses the Black-Scholes method to estimate the fair value of stock options as of the date of grant and estimates the fair value of restricted stock based on the determined current fair value of the Company’s common stock.

Recent Accounting Policies

In August 2010, an accounting standard was released relating to the accounting and disclosure of insurance claims and related insurance recoveries. The accounting standard requires companies to report the estimated ultimate cost of insurance claims as a liability and to report any anticipated insurance recoveries as an asset on the statement of financial position. This standard was adopted by the Company on January 1, 2011. As of September 30, 2011, the Company has recorded a liability in the amount of $1.5 million in other current and other noncurrent liabilities and a corresponding insurance recovery of $1.1 million in other noncurrent assets for the estimated ultimate costs of its insurance programs relating primarily to workers’ compensation and professional and general liability claims.

In July 2011, an accounting standard was released relating to the presentation and disclosure of patient service revenue, provision for bad debts, and the allowance for doubtful accounts for certain health care entities. The accounting standard will require health care providers to report the provision for bad debts as a reduction of net patient service revenue in the statement of operations. In addition, the notes to the financial statements will include additional disclosures relating to the methods used to recognize net patient service revenue, amount of net patient service revenue recognized by major payor source, methods used to analyze the allowance for doubtful accounts by major payor source, and any significant changes to the allowance for doubtful accounts. The accounting standard is effective for fiscal years beginning after December 15, 2011, with early adoption permitted. Management is currently evaluating the effect of adopting this accounting standard in the condensed consolidated financial statements.

Ernest Health, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited) (continued)

3. Long-Term Debt

Long-term debt consists of the following:

	September 30 2011	December 31 2010

First Lien variable-rate loan, due May 2016	$117,267,500	$—
Second Lien variable-rate loan, due May 2017	53,241,279	—
Variable-rate facility term loans	—	159,199,387
Variable-rate Wyoming term loan	—	8,782,550
Variable-rate Wyoming equipment loan	—	2,476,910

Total long-term debt	170,508,779	170,458,847
Less current portion	(4,200,000)	(7,709,798)

Long-term debt, net of current portion	$166,308,779	$162,749,049

In May 2011, the Company entered into agreements with CIT Capital Securities, LLC (CIT) and Fifth Street Finance Corp., as Administrative Agents, for two term loans in the amount of $120 million (First Lien) and $54 million (Second Lien), respectively. These term loans are secured by substantially all the underlying real and personal property of each hospital. The proceeds from the two term loans were used to extinguish the variable-rate facility term loans, the variable-rate Wyoming term loan, and the variable-rate Wyoming equipment loan. The aggregate amount of the existing debt extinguished was approximately $168.3 million, including $967,000 in prepayment penalties. In addition, $2.4 million in unamortized deferred financing fees associated with the extinguished debt were written off. The total loss on extinguishment of long-term debt approximated $3.3 million. Financing fees capitalized in connection with the First Lien and Second Lien loans amounted to approximately $4.3 million.

The Company estimated the fair value of long-term debt using a discounted cash flow approach and considering the Company’s nonperformance risk. The estimated fair value of the Company’s long-term debt was $168 million and $167 million as of September 30, 2011 and December 31, 2010, respectively.

Ernest Health, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited) (continued)

3. Long-Term Debt (continued)

First Lien Variable-Rate Term Loan

The First Lien term loan was issued at a discount of $1.5 million. The original issue discount is recorded as a reduction to long-term debt and amounted to $1.4 million at September 30, 2011. The discount is being amortized using the straight-line method, which approximates the effective interest method, to interest expense over the five-year term. The First Lien requires quarterly payments of principal and interest, based on LIBOR rates, with a floor of 1.50%, plus 4.75%. The interest rate for the nine months ended September 30, 2011 was 6.25%. The First Lien expires May 13, 2016.

Second Lien Variable-Rate Term Loan

The Second Lien term loan was issued at a discount of $810,000. The original issue discount is recorded as a reduction to long-term debt and amounted to $757,000 at September 30, 2011. The discount is being amortized using the straight-line method, which approximates the effective interest method, to interest expense over the six-year term. The Second Lien requires interest-only payments until maturity. Interest on the term loan is based on LIBOR rates, with a floor of 1.75%, plus 8.50%. The interest rate for the nine months ended September 30, 2011 was 10.25%. The Second Lien expires May 13, 2017.

The Company is required to meet certain financial covenants that include a leverage ratio, fixed charge coverage ratio, and capital expenditure requirements. At September 30, 2011, the Company was in compliance with all of the required financial covenants.

Future maturities of long-term debt at September 30, 2011, are as follows:

2012	$4,200,000
2013	5,400,000
2014	6,000,000
2015	6,000,000
2016	97,050,000
Thereafter	51,858,779

$170,508,779

Ernest Health, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited) (continued)

3. Long-Term Debt (continued)

Revolving Loan

The agreement with CIT includes a $30 million revolver from which the Company has incurred no draws as of September 30, 2011. The Company is required to pay a monthly unused commitment fee of 0.75% of the average daily amount. However, if the outstanding amount is greater than one-half of the total commitment, the unused fee is 0.25% of the outstanding amount. Total commitment fees amounted to $87,500 for the nine months ended September 30, 2011. The revolver has a five-year term and expires on May 13, 2016.

Interest Rate Cap

On June 13, 2011, the Company entered into an interest rate cap agreement to mitigate risk occurring from potential changes in variable interest rates. The interest rate cap does not qualify for hedge accounting under accounting standards for derivative instruments and hedging activities. Accounting standards require derivative instruments to be recorded at fair value. For derivatives not designated as a hedging instrument, gains or losses resulting from fair value changes are recorded in net income (loss) in the period of change.

The objective for entering into the interest rate cap arrangement is to minimize the Company’s exposure to cash flow volatility, while still maintaining liquidity and flexibility. The interest rate cap was purchased for $325,000 (representing the estimated fair value of the interest rate cap instrument). The interest rate cap agreement will limit the Company’s interest rate yield to 3.5% on a notional balance of $87 million. The rate adjusts the first day of each month, based on the one-month LIBOR/BBA. The interest rate cap agreement terminates on June 1, 2014. The estimated fair value of the interest rate cap at September 30, 2011, was $100,000, which is included in other noncurrent assets, and was estimated based on the forward LIBOR curve with a blended average duration of three years. The adjustment to fair value, amounting to $225,000, is recorded as a component of interest expense for the nine months ended September 30, 2011. There were no payments received under the interest rate cap agreement as of September 30, 2011.

Ernest Health, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited) (continued)

4. Income Taxes

For the nine months ended September 30, 2011 and 2010, the Company recognized $29,686 and $(21,810), respectively, in income tax expense (benefit). For both years, these amounts relate to state income taxes.

The Company’s deferred tax assets result primarily from financial statement accruals not currently deductible for tax purposes and net operating loss carryforwards, and its deferred tax liabilities result primarily from depreciation of property and equipment. The Company’s net deferred tax assets as of September 30, 2011, amounted to approximately $37.4 million and are offset by a full valuation allowance. In the future, should management conclude that these deferred tax assets are, at least in part, realizable, the valuation allowance will be reduced to the extent of such realization and recognized as a deferred income tax benefit in the statement of operations.

The Company accounts for income taxes using the minimum recognition threshold that a tax position is required to meet before being recognized in the financial statements. Tax accounting standards also provide guidance on de-recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The Company has not recorded any expense in the condensed consolidated statements of operations or accrued for any related expense in the condensed consolidated balance sheets for any uncertain tax positions.

The Company’s 2006–2011 years remain subject to examination for federal income tax purposes, whereas the 2005–2011 years remain subject to examination for certain state taxing jurisdictions where the Company operates.

5. Common Stock and Redeemable Preferred Shares

As of September 30, 2011, the Company is authorized to issue 26.4 million shares of common stock, par value $0.01 per share; 3.6 million shares of redeemable preferred stock, par value $0.01 per share, designated as Series A Redeemable Preferred Shares; 5.9 million shares of redeemable preferred stock, par value $0.01 per share, designated as Series B Redeemable Preferred Shares; and 1.5 million shares of redeemable preferred stock, par value $0.01 per share, designated as Series C Redeemable Preferred Shares (collectively referred to as the Preferred Shares).

Ernest Health, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited) (continued)

5. Common Stock and Redeemable Preferred Shares (continued)

Parity Stock

The Preferred Shares rank on a parity with each other and have the same powers, preferences, and rights.

Voting Rights

The holders of the common shares are entitled to one vote per share on all matters to be voted on by the stockholders of the Company. The Preferred Shares are nonvoting.

Dividend Rights

The Series A Preferred Shares and Series B Preferred Shares accrued dividends at the rate of 10% of the original issue price ($10) per annum, compounded quarterly on each outstanding share from the date of original issuance through January 1, 2010. Cumulative dividends through January 1, 2010, for the Series A Preferred Shares and Series B Preferred Shares amounted to $23 million and $21 million, respectively.

The Series C Preferred Shares accrue dividends at the rate of 15% of the original issue price ($10) per annum, compounded quarterly on each outstanding share for one year after the original issue date, and thereafter at the rate of 18% of the original issue price per annum, compounded quarterly on each outstanding share. Cumulative dividends through September 30, 2011, for the Series C Preferred Shares amounted to $700,000.

Liquidation

Upon any liquidation, dissolution, or winding up of the Company, before any distribution or payment shall be made to the holders of any common shares, the holders of Preferred Shares shall be entitled to be paid out of the assets of the Company an amount per share equal to the sum of the original issue price plus all accrued and unpaid dividends payable on the preferred stock (Liquidation Preference).

Ernest Health, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited) (continued)

5. Common Stock and Redeemable Preferred Shares (continued)

Redemption of Preferred Shares

In July 2010, the Company filed the First Amendment to the Third Amended and Restated Certificate of Incorporation, which reinstated the mandatory redemption date for all of the Preferred Shares to December 31, 2013. This modification required the Company to record the estimated fair value of the Preferred Shares as a liability since the shares were subject to mandatory redemption. The recorded value of the Preferred Shares prior to the modification amounted to $137.2 million, which included accrued dividends of $44 million. At the modification date, the Company recorded the Preferred Shares at the estimated fair value of $112.7 million. The difference between the carrying value of the Preferred Shares and the fair value of the Preferred Shares, amounting to $24.5 million, was recorded in additional paid-in capital. The Preferred Shares’ fair value was being accreted to the redemption amount over the redemption period ending on December 31, 2013. The Company recorded accretion of $2.6 million for the period from January 1, 2011 through the May 2011 amendment date.

In May 2011, the Third Amendment to the Third Amended and Restated Certificate of Incorporation removed the mandatory redemption date of the Preferred Shares of December 31, 2013. The effect of this amendment resulted in a modification to the Preferred Shares that required reclassification of the estimated fair value of the Preferred Shares from liabilities to mezzanine equity. The recorded value of the Preferred Shares prior to the modification amounted to $123.8 million. At the modification date of May 10, 2011, the Company recorded the Preferred Shares at the estimated fair value of $118.7 million. The difference between the carrying value of the Preferred Shares and the fair value, $5.1 million, has been recorded in additional paid-in capital. Since the redemption date has been removed, accretion of the Preferred Shares’ fair value to the redemption amount, including recognition of the Series C Preferred Shares’ cumulative dividends, will not occur until the redemption date is certain. Management does not have any knowledge of a probable future event that will trigger redemption.

Anti-Dilution Provisions

In the event the Company decides to issue additional common or preferred shares, the Company must first provide notice and opportunity to purchase such shares to current shareholders.